================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                   FORM 8-K/A
                               (Amendment No. 1)

                                 Current Report


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



    DATE OF THE REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 31, 1998



                            THE KROLL-O'GARA COMPANY
             (Exact name of registrant as specified in its charter)




                Ohio                                000-21629                           31-1470817
   (State or other jurisdiction of                 (Commission                       (I.R.S. Employer
           Incorporation)                          file number)                     Identification No.)


                               9113 LeSaint Drive
                              Fairfield, Ohio 45014
                                 (513) 874-2112

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


================================================================================

                    INFORMATION TO BE INCLUDED IN THE REPORT


Items 1, 3, 4, 5, 6, 8 and 9 are not applicable and are omitted from this Current Report. The information required by Items 2 and 7(c) has been previously filed. This amended report is filed to provide the financial information required by Items 7(a) and 7(b).


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Securify Inc.
-----------------------------------------
                  Report of Independent Public Accountants......................................2
                  Balance Sheet as of December 30, 1998.........................................3
                  Statement of Operations For the Period from Inception
                           (February 10, 1998) to December 30, 1998.............................4
                  Statement of Shareholders' Equity For the Period from Inception
                           (February 10, 1998) to December 30, 1998.............................5
                  Statement of Cash Flows For the Period from Inception
                           (February 10, 1998) to December 30, 1998.............................6
                  Notes to Financial Statements.................................................7
                  Balance Sheet as of September 30, 1998 (unaudited)...........................12
                  Statement of Operations For the Period from Inception
                           (February 10, 1998) to September 30, 1998 (unaudited)...............13
                  Statement of Cash Flows For the Period from Inception
                           (February 10, 1998) to September, 1998 (unaudited)..................14
                  Notes to Financial Statements................................................15

(b) Pro Forma Financial Information of the Kroll-O'Gara Company (Unaudited)
---------------------------------------------------------------------------
                  Pro Forma Combined Condensed Balance Sheet as of
                      September 30, 1998.......................................................17
                  Pro Forma Combined Condensed Statement of Operations
                      for the Nine Months Ended September 30, 1998.............................18

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
of Securify Inc.:

     We have audited the accompanying balance sheet of Securify Inc. (a California corporation) as of December 30, 1998 and the related statements of operations, shareholders' equity and cash flows for the period from inception (February 10, 1998) to December 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Securify Inc. as of December 30, 1998, and the results of its operations and its cash flows for the period from inception (February 10, 1998) to December 30, 1998, in conformity with generally accepted accounting principles.

                                                             Arthur Andersen LLP

San Jose, California
February 2, 1999

                                 SECURIFY INC.

                                 BALANCE SHEET
                            AS OF DECEMBER 30, 1998

ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $3,933,813
  Accounts receivable, net of allowance for doubtful
     accounts of $10,000....................................      64,973
  Work-in-process...........................................     100,000
  Prepaid expenses and other current assets.................      27,824
                                                              ----------
          Total current assets..............................   4,126,610
                                                              ----------
PROPERTY AND EQUIPMENT:
  Computer equipment........................................     124,512
  Furniture and fixtures....................................      52,823
  Purchased software........................................       8,764
  Less: Accumulated depreciation............................     (24,577)
                                                              ----------
                                                                 161,522
                                                              ----------
          TOTAL ASSETS......................................  $4,288,132
                                                              ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $  438,980
  Accrued liabilities.......................................     135,349
                                                              ----------
          Total current liabilities.........................     574,329
                                                              ----------
COMMITMENTS AND CONTINGENCIES (Note 3)
SHAREHOLDERS' EQUITY:
  Convertible preferred stock, no par value, aggregate
     liquidating preference of $5,525,000
  Authorized -- 8,290,268 shares
     Series A -- 2,050,000 shares outstanding...............   1,016,619
     Series B -- 6,040,268 shares outstanding...............   4,491,620
  Common stock, no par value:
     Authorized -- 20,000,000 shares
     Outstanding -- 5,173,338 shares........................   1,380,762
  Deferred compensation.....................................  (1,113,936)
  Accumulated deficit.......................................  (2,061,262)
                                                              ----------
          Total shareholders' equity........................   3,713,803
                                                              ----------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........  $4,288,132
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

                                 SECURIFY INC.

                            STATEMENT OF OPERATIONS
                              FOR THE PERIOD FROM
               INCEPTION (FEBRUARY 10, 1998) TO DECEMBER 30, 1998

SERVICE REVENUE.............................................  $   115,973
                                                              -----------
COSTS OF REVENUE............................................      511,021
RESEARCH AND DEVELOPMENT....................................      433,780
SELLING, GENERAL AND ADMINISTRATIVE.........................    1,365,502
                                                              -----------
                                                                2,310,303
OPERATING LOSS..............................................   (2,194,330)
INTEREST AND OTHER INCOME, net..............................      133,068
                                                              -----------
NET LOSS....................................................  $(2,061,262)
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                                 SECURIFY INC.

                       STATEMENT OF SHAREHOLDERS' EQUITY
                              FOR THE PERIOD FROM
               INCEPTION (FEBRUARY 10, 1998) TO DECEMBER 30, 1998

                                                                      CONVERTIBLE PREFERRED STOCK
                                                            -----------------------------------------------
                                        COMMON STOCK               SERIES A                 SERIES B
                                   ----------------------   ----------------------   ----------------------   ACCUMULATED
                                    SHARES       AMOUNT      SHARES       AMOUNT      SHARES       AMOUNT       DEFICIT
                                   ---------   ----------   ---------   ----------   ---------   ----------   -----------
BALANCE AT INCEPTION,
  FEBRUARY 10, 1998..............         --   $       --          --   $       --          --   $       --   $        --
  Issuance of common stock.......  4,800,018      170,000          --           --          --           --            --
  Issuance of Series A preferred
    stock at $0.50 per share, net
    of issuance cost of $8,381...         --           --   2,050,000    1,016,619          --           --            --
  Issuance of Series B preferred
    stock at $.75 per share, net
    of issuance cost of $8,380...         --           --          --           --   6,040,268    4,491,620            --
  Exercise of stock options......    373,320       18,666          --           --          --           --            --
  Deferred compensation related
    to stock options.............         --    1,192,096          --           --          --           --            --
  Net loss.......................         --           --          --           --          --           --    (2,061,262)
                                   ---------   ----------   ---------   ----------   ---------   ----------   -----------
BALANCE, DECEMBER 30, 1998.......  5,173,338   $1,380,762   2,050,000   $1,016,619   6,040,268   $4,491,620   $(2,061,262)
                                   =========   ==========   =========   ==========   =========   ==========   ===========


                                                      TOTAL
                                     DEFERRED     SHAREHOLDERS'
                                   COMPENSATION       EQUITY
                                   ------------   --------------
BALANCE AT INCEPTION,
  FEBRUARY 10, 1998..............  $        --     $        --
  Issuance of common stock.......           --         170,000
  Issuance of Series A preferred
    stock at $0.50 per share, net
    of issuance cost of $8,381...           --       1,016,619
  Issuance of Series B preferred
    stock at $.75 per share, net
    of issuance cost of $8,380...           --       4,491,620
  Exercise of stock options......           --          18,666
  Deferred compensation related
    to stock options.............   (1,113,936)         78,160
  Net loss.......................           --      (2,061,262)
                                   -----------     -----------
BALANCE, DECEMBER 30, 1998.......  $(1,113,936)    $ 3,713,803
                                   ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                                 SECURIFY INC.

                            STATEMENT OF CASH FLOWS
               FOR THE PERIOD FROM INCEPTION (FEBRUARY 10, 1998)
                              TO DECEMBER 30, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(2,061,262)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................       24,577
     Provision for doubtful accounts........................       10,000
     Noncash compensation expense...........................       78,160
     Changes in assets and liabilities:
       Increase in receivables..............................      (74,973)
       Increase in work-in-process..........................     (100,000)
       Increase in prepaid expenses and other current
        assets..............................................      (27,824)
       Increase in accounts payable and accrued
        liabilities.........................................      574,329
                                                              -----------
          Net cash used in operating activities.............   (1,576,993)
                                                              -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment........................     (186,099)
                                                              -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock....................      188,666
  Proceeds from issuance of preferred stock.................    5,508,239
                                                              -----------
          Net cash provided by financing activities.........    5,696,905
                                                              -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................    3,933,813
CASH AND CASH EQUIVALENTS AT INCEPTION, FEBRUARY 10, 1998...           --
                                                              ===========
CASH AND CASH EQUIVALENTS AT DECEMBER 30, 1998..............  $ 3,933,813
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                                 SECURIFY INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 30, 1998

1.  ORGANIZATION AND OPERATIONS:

     Securify Inc. (the "Company") was incorporated on February 10, 1998 to provide information security services to businesses and government agencies. The Company has developed software security tools to analyze and assess network security issues as a scientific discipline. The Company's consultants have completed projects for a wide range of clients primarily in the United States. The Company operates in one segment.

     The Company is subject to a number of risks associated with companies in a similar stage of development, including dependence on a limited number of customers and limited key employees for technology development and support, volatility of the industry, potential competition from larger, more established companies, the ability to penetrate the market with its services and the ability to obtain adequate financing to support its growth.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist solely of funds held in general checking accounts and money market accounts. All cash investments with an original maturity of 90 days or less are considered cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over an estimated useful life of three years.

SOFTWARE DEVELOPMENT COSTS

     In accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company capitalizes eligible computer software development costs upon the establishment of technological feasibility, which it has defined as completion of a working model. For the period from inception to December 30, 1998, the amount of costs eligible for capitalization, after consideration of factors such as realizable value, were not material and, accordingly, all software development costs have been charged to operating expense in the accompanying statement of operations.

                                 SECURIFY INC.

STOCK COMPENSATION

     The Company adopted the disclosure provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." In accordance with the provisions of SFAS 123, the Company applies APB Opinion 25 and the related interpretations in accounting for its stock option plan. Note 5 to the financial statements contains a summary of the disclosure provisions under SFAS No. 123.

ACCRUED LIABILITIES

     Accrued liabilities consisted of the following:

     Accrued bonus..........................................  $ 26,667
     Accrued vacation.......................................    41,682
     Deferred revenue.......................................    67,000
                                                              --------
                                                              $135,349
                                                              ========

REVENUE RECOGNITION AND SIGNIFICANT CUSTOMERS

     During 1998, the Company's service revenues were derived primarily from agreements with customers located in the United States. Service revenues, which consist of consulting fees on information security projects, are recognized ratably over the period of the agreement or according to the completed contract method of accounting for contract revenues, depending on the nature of the agreement. Work-in-process represents labor costs incurred on contracts in process at the end of the period.

     During 1998, one customer represented 78% of the Company's total revenues.

3.  COMMITMENTS AND CONTINGENCIES:

     The Company leases its facilities and equipment under operating leases. As of December 30, 1998, the future minimum lease commitments under these operating lease are as follows:

  FISCAL YEAR ENDING
      DECEMBER 30,
  ------------------
        1999................................................  $107,172
        2000................................................   109,645
        2001................................................    74,196
                                                              --------
                                                              $291,013
                                                              ========

     Rent expense under operating leases for the period from inception to December 30, 1998 was $61,239.

4.  INCOME TAXES:

     The Company computes deferred tax assets and liabilities based upon the differences between the financial statement and income tax bases of assets and liabilities using current rates. The Company switched from a S-Corporation to a C-Corporation in April 1998.

                                 SECURIFY INC.

     As of December 30, 1998, the Company has net deferred tax assets consisting primarily of net operating loss carryforwards. The Company has established a valuation allowance equal to these net deferred tax assets because uncertainty exists regarding the realizability of the deferred tax assets.

     As of December 30, 1998, the Company has approximately $1,300,000 and $1,300,000 of C-Corporation Federal and state tax net operating loss carryforwards, which expire at various dates through 2013 and 2006, respectively. These carryforwards may be subject to limitation due to ownership changes under the provisions of the Tax Reform Act of 1986.

5.  SHAREHOLDERS' EQUITY:

COMMON STOCK

     At December 30, 1998, the Company had reserved the following shares of authorized but unissued common stock for future issuance:

     Conversion of Series A outstanding Preferred Stock.....     2,050,000
     Conversion of Series B outstanding Preferred Stock.....     6,040,268
     Stock Option Plan......................................     2,766,680
                                                                ----------
                                                                10,856,948
                                                                ==========

STOCK SPLITS

     In April 1998, the Company effected a 1.47-for-1 stock split of its Common Stock. In August 1998, the Company effected an additional 2 for 1 stock split of its Common Stock. All share amounts and conversion rates have been retroactively adjusted to reflect these splits.

DEFERRED COMPENSATION

     In connection with the grant of certain stock options to employees during the period from inception to December 30, 1998, the Company recorded deferred compensation of $1,192,096, representing the difference between the deemed value of the Common Stock for accounting purposes and the option exercise price of such options at the date of grant. Such amount is presented as a reduction of shareholders' equity and amortized ratably over the vesting period of the applicable options. Approximately $78,000 was expensed during the period from inception to December 30, 1998, and the balance will be expensed ratably over the next four years as the options vest.

CONVERTIBLE PREFERRED STOCK

     The Company has authorized the issuance of up to 8,290,268 shares of convertible preferred stock of which it has designated 2,050,000 shares as Series A preferred stock and 6,240,268 shares as Series B preferred stock. The rights and preferences of the outstanding Series A and B preferred stock are as follows:

Dividends

     The holders of Series A and B preferred stock are entitled to receive non-cumulative dividends at an annual rate of 8% of original issue price. The original issue price of the Series A and B preferred stock is $0.50 and $0.75, respectively. Such dividends shall be payable only when, as, and if declared

                                 SECURIFY INC.

by the Board of Directors. No dividends shall be payable on any common stock until dividends to Series A and B preferred stock have been paid or declared by the Board of Directors. As of December 30, 1998, no dividends have been declared.

Liquidation Preference

     In the event of any liquidation, dissolution or winding up of the Company, including a merger or sale of significant assets, holders of Series A and B preferred stock are entitled to receive in preference to holders of common stock, a distribution of $0.50 and $0.75 per share, respectively, plus any unpaid but declared dividends prior to and in preference to any distribution to the holders of Common Stock. The remaining assets, if any, shall be distributed ratably among the holders of the Common Stock, Series A and B preferred stock, based on the number of shares held (assuming conversion of the Series A and B preferred stock).

Voting Rights

     The holders of the Series A and B preferred stock are entitled to the number of votes equal to the number of shares of common stock into which such preferred stock is convertible.

Conversion

     Each share of Series A and B preferred stock is convertible into one share of common stock at (a) the option of the holder at any time after the date of issuance of such shares (b) the date specified by preferred shareholders of at least two-thirds ( 2/3) of outstanding preferred stock or (c) the consummation of the Company's sale of common stock in an underwritten public offering which results in net cash proceeds to the Company of at least $20,000,000 and with an offering price to the public of at least $5.00 per share. The conversion rate is subject to adjustment for dilution, including, but not limited to, stock splits, stock dividends and stock combinations.

STOCK-BASED COMPENSATION PLAN

     The Company, under its stock option plan (the "Plan"), is authorized to issue 3,140,000 shares, as amended, thereunder to employees, directors, and consultants. Under the Plan, the Board of Directors may grant incentive and nonqualified stock options to employees, directors, and consultants of the Company. The exercise price per share for a non-statutory stock option cannot be less than 85% of the fair market value, as determined by the Board of Directors, on the date of grant. The exercise price per share for incentive stock options cannot be less than the fair value, as determined by the Board of Directors, on the date of grant. Options generally vest over a four year period and generally expire ten years after the date of grant.

     The Company accounts for the Plan under APB Opinion No. 25, "Accounting for Stock Issued to Employees," under which no compensation expense has been recognized as the grant price equaled the fair market value at date of grant. Had compensation expense for the Plan been determined consistent with Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," the impact on the Company's net loss would be as follows:

  Net loss
  As reported.................................................    $2,061,262
  Pro forma...................................................    $2,066,595

                                 SECURIFY INC.

     The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1998; risk-free interest rate of 5.5 percent; expected dividend yields of zero percent; expected lives of 4 years; expected volatility of zero percent (the Company is a private entity).

     The following table summarizes stock option activity under the Plan:

                                                               OPTIONS OUTSTANDING
                                                             -----------------------
                                                OPTIONS                    WTD. AVG.
                                               AVAILABLE       SHARES      EX. PRICE
                                               ----------    ----------    ---------
Balance at February 10, 1998.................          --            --      $ --
  Authorized.................................   3,140,000            --        --
  Granted....................................  (2,371,008)    2,371,008       .06
  Exercised..................................          --      (373,320)      .05
  Cancelled..................................     164,660      (164,660)      .05
                                               ----------    ----------      ----
Balance at December 30, 1998.................     933,652     1,833,028      $.06
                                               ==========    ==========      ====
  Vested and exercisable at year end.........                        --        --
                                                             ==========      ====
Weighted fair value per option granted.......                $    .0130
                                                             ==========

                   OPTIONS OUTSTANDING                       OPTIONS VESTED AND EXERCISABLE
----------------------------------------------------------   ------------------------------
 RANGE OF                WEIGHTED-AVERAGE      WEIGHTED                        WEIGHTED
 EXERCISE                   REMAINING          AVERAGE         NUMBER          AVERAGE
  PRICES      SHARES          YEARS         EXERCISE PRICE     SHARES       EXERCISE PRICE
 --------    ---------   ----------------   --------------   -----------   ----------------
   $.05      1,154,028         9.42              $.05                --          $ .05
   $.08        679,000         9.74              $.08                --          $ .08
             ---------                                        ---------
$.05 - $.08  1,833,028         9.54              $.06                --          $0.00
             =========                                        =========

     At December 30, 1998, 323,320 shares issued upon exercise of stock options were subject to repurchase by the Company at original costs.

6.  SUBSEQUENT EVENTS:

     On December 31, 1998, the Company was acquired by the Kroll-O'Gara Company. The Company exchanged all of its outstanding common and preferred shares for approximately 1.4 million shares of Kroll-O'Gara common stock. Additionally, approximately 200,000 shares of Kroll-O'Gara common stock have been reserved for issuance upon exercise of vested Securify Inc. stock options.

                                 SECURIFY INC.

                                 BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                                  (UNAUDITED)

ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $4,675,636
  Accounts receivable -- billed and unbilled................      48,000
  Prepaid expenses and other current assets.................      31,815
                                                              ----------
          Total current assets..............................   4,755,451
                                                              ----------
PROPERTY AND EQUIPMENT:
  Computer equipment........................................      74,126
  Furniture and fixtures....................................      29,532
  Purchased software........................................       5,456
  Less -- Accumulated depreciation..........................     (11,215)
                                                              ----------
                                                                  97,899
                                                              ----------
                                                              $4,853,350
                                                              ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $   48,682
  Accrued liabilities.......................................      37,781
                                                              ----------
          Total current liabilities.........................      86,463
                                                              ----------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Convertible preferred stock, no par value, aggregate
  liquidating preference of $5,525,000, 8,290,268 shares
  authorized
  Series A -- 2,050,000 shares outstanding..................   1,016,619
  Series B -- 6,040,268 shares outstanding..................   4,491,620
Common stock, no par value --
  Authorized -- 20,000,000 shares
  Outstanding -- 4,800,018 shares...........................     567,554
Deferred compensation.......................................    (364,710)
Accumulated deficit.........................................    (944,196)
                                                              ----------
          Total shareholders' equity........................   4,766,887
                                                              ----------
                                                              $4,853,350
                                                              ==========

          The accompanying notes to the unaudited financial statements are an integral part of these financial statements.

                                 SECURIFY INC.

                            STATEMENT OF OPERATIONS
    FOR THE PERIOD FROM INCEPTION (FEBRUARY 10, 1998) TO SEPTEMBER 30, 1998
                                  (UNAUDITED)

SERVICE REVENUE.............................................  $    48,000
COSTS OF REVENUE............................................      268,000
                                                              -----------
     Gross profit (loss)....................................     (220,000)
OPERATING EXPENSES:
  Selling, general and administrative.......................      598,737
  Research and development..................................      190,000
                                                              -----------
OPERATING LOSS..............................................   (1,008,737)
INTEREST AND OTHER INCOME, net..............................       64,541
                                                              -----------
NET LOSS....................................................  $  (944,196)
                                                              ===========

          The accompanying notes to the unaudited financial statements are an integral part of these financial statements.

                                 SECURIFY INC.

                            STATEMENT OF CASH FLOWS
    FOR THE PERIOD FROM INCEPTION (FEBRUARY 10, 1998) TO SEPTEMBER 30, 1998
                                  (UNAUDITED)

CASH FLOW FROM OPERATING ACTIVITIES:
  Net loss..................................................  $ (944,196)
  Adjustments to reconcile net loss to net cash used in
     operating activities --
     Depreciation and amortization..........................      11,215
     Noncash compensation expense...........................      32,844
     Changes in assets and liabilities --
       Increase in receivables..............................     (48,000)
       Increase in prepaid expenses and other current
        assets..............................................     (31,815)
       Increase in accounts payable and accrued
        liabilities.........................................      86,463
                                                              ----------
          Net cash used in operating activities.............    (893,489)
                                                              ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment........................    (109,114)
                                                              ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock....................     170,000
  Proceeds from issuance of preferred stock.................   5,508,239
                                                              ----------
          Net cash provided by financing activities.........   5,678,239
                                                              ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................   4,675,636
CASH AND CASH EQUIVALENTS, beginning of period..............          --
                                                              ----------
CASH AND CASH EQUIVALENTS, end of period....................  $4,675,636
                                                              ==========

          The accompanying notes to the unaudited financial statements are an integral part of these financial statements.

                                 SECURIFY INC.

                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 1998

(1)  ORGANIZATION AND OPERATIONS

     Securify Inc. (the "Company") was incorporated on February 10, 1998 to provide information security services to businesses and government agencies. The Company has developed software security tools to analyze and assess network security issues as a scientific discipline. The Company's consultants have completed projects for a wide range of clients primarily in the United States.

     The Company is subject to a number of risks associated with companies in a similar stage of development, including dependence on a limited number of customers and limited key employees for technology development and support, volatility of the industry, potential competition from larger, more established companies, the ability to penetrate the market with its services and the ability to obtain adequate financing to support its growth.

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

     In the opinion of management, the accompanying interim unaudited financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position of the Company as of September 30, 1998 and the results of its operations and cash flows for the period from inception (February 10, 1998) to September 30, 1998. It is suggested that the statements be read in conjunction with the financial statements and notes thereto included in the Company's December 30, 1998 financial statements.

(2)  REVENUE RECOGNITION

     During 1998, the Company's service revenues were derived primarily from agreements with customers located in the United States. Service revenues, which consist of consulting fees on information security projects are recognized ratably over the period of the agreement or according to the completed contract method of accounting for contract revenues, depending on the nature of the agreement.

(3)  SOFTWARE DEVELOPMENT COSTS

     In accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company capitalizes eligible computer software development costs upon the establishment of technological feasibility, which it has defined as completion of a working model. For the period from inception to September 30, 1998, the amount of costs eligible for capitalization, after consideration of factors such as realizable value, were not material and, accordingly, all software development costs have been charged to operating expenses in the accompanying statement of operations.

(4)  NEW PRONOUNCEMENTS

     In 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130). This statement, which established standards for reporting and displaying comprehensive income and its components in a financial statement that is displayed with the

                                 SECURIFY INC.

same prominence as other financial statements will have no impact on the Company's reported financial position, results of operations or cash flows.

(5)  SUBSEQUENT EVENTS

     On December 31, 1998, the Company was acquired by the Kroll-O'Gara Company. The Company exchanged all of its outstanding common and preferred shares for approximately 1.4 million shares of Kroll-O'Gara common stock. Additionally, approximately 200,000 shares of Kroll-O'Gara common stock have been reserved for issuance upon exercise of vested Securify stock options.

Pro Forma Financial Information of The Kroll O'Gara Company

         The unaudited pro forma combined condensed financial data gives effect to the acquisition of Securify Inc. as a pooling of interests, and should be read in conjunction with, and is qualified by reference to the audited consolidated financial statements of The Kroll-O'Gara Company and the financial statements of Securify Inc. and notes thereto. For purposes of the unaudited pro forma operating data, Kroll-O'Gara's unaudited consolidated financial statements for the nine months ended September 30, 1998 have been combined with the unaudited financial statements of Securify Inc. for the period from the inception of operations (February 10, 1998) through September 30, 1998. For purposes of the unaudited pro forma combined condensed balance sheet data, Kroll-O'Gara's unaudited consolidated financial data as of September 30, 1998 has been combined with Securify Inc.'s unaudited financial data as of September 30, 1998.

         The Unaudited Pro Forma Combined Condensed Financial Statements have been prepared by the Company based upon assumptions it deems proper. The Unaudited Pro Forma Combined Condensed Financial Statements presented herein are not necessarily indicative of the future consolidated financial position or future consolidated results of operations of the Company. The statements are also not indicative of the consolidated financial position or consolidated results of operations of the Company that would have actually occurred had the transaction with Securify Inc. been in effect for the entire period presented.

         The Unaudited Pro Forma Combined Condensed Financial Statements should be read in conjunction with the historical consolidated Financial Statements and related notes of Kroll-O'Gara contained in its annual report on Form 10-K for the year ended December 31, 1997.



                            THE KROLL-O'GARA COMPANY
                   PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 1998
                                   (unaudited)
                             (dollars in thousands)


                                                        Historical       Securify (1)          Pro Forma
                                                        ----------       ------------          ---------
ASSETS
Current assets:
          Cash                                           $ 32,859           $  4,676           $ 37,535
          Accounts receivable                              54,806                 48             54,854
          Costs and estimated earnings in excess of          --
                 billings on uncompleted contracts         21,625               --               21,625
          Inventories                                      19,094               --               19,094
          Other current assets                             14,901                 32             14,933
                                                         --------           --------           --------
                 Total current assets                     143,285              4,756            148,041

 Property, plant, and equipment, net                       18,389                 98             18,487

 Databases, net                                             9,012               --                9,012
 Cost in excess of assets acquired, net                    39,629               --               39,629
 Other assets                                               7,947               --                7,947
                                                         --------           --------           --------
                                                           56,588               --               56,588
                                                         --------           --------           --------
          Total assets                                   $218,262           $  4,854           $223,116
                                                         ========           ========           ========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
          Accounts payable                               $ 26,891           $     49           $ 26,940
          Accrued liabilities                              18,111                 38             18,149
          Other current liabilities                         9,762               --                9,762
                                                         --------           --------           --------
                 Total current liabilities                 54,764                 87             54,851
 Other long-term liabilities                                2,958               --                2,958
 Deferred income taxes                                      2,277               --                2,277
 Long-term debt, net of current portion                    39,339               --               39,339
                                                         --------           --------           --------
          Total liabilities                                99,338                 87             99,425

 Shareholders' equity                                     118,924              4,767            123,691
                                                         --------           --------           --------

          Total liabilities and shareholders' equity     $218,262           $  4,854           $223,116
                                                         ========           ========           ========

(1) Securify historical balance sheet as of September 30, 1998

                            THE KROLL-O'GARA COMPANY
              PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (unaudited)
                    (dollars in thousands, except share data)


                                                                                          Pro Forma
                                                            Historical      Securify(1)   Adjustments     Pro Forma
                                                            ----------      --------      -----------     ---------
 Net sales                                                  $ 178,943      $      48                      $ 178,991
 Cost of sales                                                120,100            268                        120,368
                                                            ---------      ---------                      ---------
          Gross profit                                         58,843           (220)                        58,623

 OPERATING EXPENSES
          Selling and marketing                                12,092           --                           12,092
          General and administrative                           23,656            789                         24,445
          Amortization of costs in excess of
               assets acquired                                  1,112           --                            1,112
                                                            ---------      ---------                      ---------
               Operating income                                21,983         (1,009)                        20,974

 OTHER INCOME (EXPENSE):
          Interest expense                                     (3,322)          --                           (3,322)
          Other, net                                              540             65                            605
                                                            ---------      ---------                      ---------

      Income before provision for income taxes                 19,201           (944)                        18,257

 Provision for income taxes                                     7,641           --                            7,641
                                                            ---------      ---------                      ---------

     Net income                                             $  11,560      $    (944)                     $  10,616
                                                            =========      =========                      =========
Basic earnings per share                                    $    0.74                                     $    0.64
                                                            =========                                     =========
Basic weighted average shares outstanding                      15,580                        994 (2)         16,574
                                                            =========                                     =========
Diluted  earnings per share                                 $    0.72                                     $    0.62
                                                            =========                                     =========
Diluted weighted average shares outstanding                    15,955                      1,089 (2)         17,044
                                                            =========                                     =========


(1) Historical results of operations for Securify Inc. from its inception (February 10, 1998) to September 30, 1998.
(2) These amounts adjust the historical weighed average shares outstanding to reflect the conversion of Securify Inc. common shares, preferred shares and common stock equivalents to Kroll-O'Gara common stock based on the following ratios:

              Common stock and equivalents                   0.0955252
              Series A Preferred                             0.1107930
              Series B Preferred                             0.1182730

                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATE: MARCH 10, 1999                          THE KROLL-O'GARA COMPANY




                                              By  /s/Nicholas P. Carpinello
                                                  -------------------------
                                                  Nicholas P. Carpinello
                                                  Controller and Treasurer